UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2005

Input/Output, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-12961	22-2286646

(Commission File Number)	(IRS Employer Identification No.)

12300 Parc Crest Drive, Stafford, Texas	77477

(Address of Principal Executive Offices)	(Zip Code)
281-933-3339

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☑  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Input/Output, Inc. (I/O) announced on February 16, 2005, that it had issued and sold to Fletcher International, Ltd., an affiliate of Fletcher Asset Management, Inc. (“Fletcher”), 30,000 shares of a newly designated Series D-1 Cumulative Convertible Preferred Stock (“Series D-1 Preferred Stock”) in a privately-negotiated transaction exempt from registration under the Securities Act of 1933, as amended. The total purchase price for the Series D-1 Preferred Stock was $30 million. I/O intends to use the proceeds from the issuance of the Series D-1 Preferred Stock for general corporate purposes, including working capital and potential business opportunities. I/O has no present commitment or ongoing negotiations with respect to any potential acquisition.

The Series D-1 Preferred Stock may be converted at the preferred holder’s election into up to 3,812,428 shares of I/O common stock (“Common Stock”), subject to adjustment, at an initial conversion price of $7.869 per share, also subject to adjustment in certain events.

I/O also granted Fletcher the right, commencing August 16, 2005 and expiring on February 16, 2008, subject to extension, to purchase up to an additional 40,000 shares of one or more additional series of Series D Preferred Stock, having similar terms and conditions as the Series D-1 Preferred Stock, and having a conversion price of 122% of the prevailing market price of I/O Common Stock at the time of issuance, but not less than $6.31 per share (subject to adjustment in certain events).

Under I/O’s purchase agreement with Fletcher dated February 15, 2005, a copy of which is attached hereto as Exhibit 10.1 (the “Agreement”), I/O agreed to file a registration statement with the Securities and Exchange Commission (SEC) to register for resale the shares of Common Stock issuable under the Series D Preferred Stock. If I/O is unable to register such shares of Common Stock by the times and on the conditions set forth in the Agreement, it will be liable to Fletcher for additional sums until the registration requirements have been met.

Commencing on February 16, 2007 (or earlier upon the occurrence of certain events), the holders of the Series D-1 Preferred Stock have the right to cause I/O to redeem all or a portion of their shares of Series D-1 Preferred Stock for shares of registered Common Stock or, at I/O’s election, for cash. The number of shares of Common Stock to be issued by I/O upon redemption will be determined by dividing the stated value of the shares of Series D-1 Preferred Stock being redeemed by the prevailing market price at the time of such redemption. If I/O elects to redeem the shares of Series D-1 Preferred Stock for cash, it will pay the holders a redemption cash amount also based on the market price of the shares of Common Stock otherwise issuable.

The Series D-1 Preferred Stock will accrue cumulative dividends at a minimum rate of 5% per annum, payable quarterly. These dividends may be paid, at I/O’s election, in cash or shares of registered Common Stock. So long as the Series D-1 Preferred Stock is outstanding, I/O may not pay any dividends in cash or property to holders of junior securities (including holders of Common Stock), and may not purchase or redeem for cash or property any junior securities (including Common Stock), unless there are no arrearages in dividends declared and paid on the Series D-1 Preferred Stock and sufficient cash has been set aside to pay dividends on the Series D-1 Preferred Stock for the next four quarterly dividend periods. The Series D-1 Preferred Stock will not be entitled to vote on any matters other than with respect to specified corporate acts that would adversely affect the Series D-1 Preferred Stock, and with respect to certain other actions as required under the Delaware General Corporation Law.

If, at any time after July 15, 2005, the 20-Day Average Price (as defined in the Certificate of Rights and Preferences of Series D-1 Cumulative Convertible Preferred Stock, a copy of which is attached hereto as Exhibit 3.1 (the “Certificate”)) per share of I/O common stock is less than $4.4517 (subject to adjustment as provided in the Agreement), then (i) all dividends on the Series D-1 Preferred Stock must thereafter be paid in cash and (ii) either the conversion price will be reduced to $4.4517 per share (subject to adjustment as provided in the Agreement) or I/O will settle all of its future redemption obligations in cash, or cash and common stock. If a restatement of I/O’s financial statements is required due to any material change in the financial statements during specified periods, the conversion price may, at the holder’s election, also be adjusted. The maximum number of shares of I/O Common Stock issuable under the Series D-1 Preferred Stock and any and all subsequent series of Series D Preferred Stock shall initially be 7,669,434 shares. The Agreement provides that under no event will the total number of shares of common stock issuable under the Series D Preferred Stock exceed 15,724,306 shares.

During the term of the Agreement, neither Fletcher, nor any of its affiliates, shall engage in “short sales” of I/O common stock. However, Fletcher and its affiliates are not prohibited from engaging in any transaction in any stock index, portfolio or derivative of which I/O common stock is a component.

Shares of Series D Preferred Stock may not be converted into Common Stock until I/O obtains approval from its stockholders of an amendment to its certificate of incorporation to increase its number of authorized shares of Common Stock. I/O has agreed to propose an amendment to its certificate of incorporation to increase its authorized shares of common stock from 100,000,000 to at least 200,000,000 shares at its next annual meeting of stockholders, to be held not later than May 5, 2005. If stockholder approval is not obtained by August 5, 2005, then all redemptions and conversions of Series D-1 Preferred Stock must be satisfied only in cash and not in shares of Common Stock and the dividend rate on the Series D-1 Preferred Stock will increase.

I/O has agreed to indemnify Fletcher and its affiliates for liabilities, losses, damages, costs and expenses which may be incurred by Fletcher or its affiliates as a result of any claims made against Fletcher or such affiliates based upon (i) any breach by I/O of its representations, warranties or covenants contained in the Agreement or the Certificate, or (ii) untrue statements of material facts or omissions to state material facts in any filing by I/O with the SEC. Fletcher has similarly agreed to indemnify I/O and its affiliates for claims based upon breaches by it and untrue statements and omissions made by Fletcher with its written consent expressly for inclusion in any of I/O’s SEC filings. Additionally, I/O has agreed to indemnify Fletcher and its affiliates against liabilities they may incur based upon Fletcher’s or any such affiliate’s inability to perform any contract to sell I/O common stock issuable under the Series D-1 Preferred Stock as a result of I/O requiring Fletcher to suspend resales of common stock under any registration statement.

The foregoing description of this transaction is only a summary and is qualified in its entirety by reference to the documents filed as Exhibits under Item 9.01 of this Current Report on Form 8-K.

Input/Output, Inc. will file with the SEC a proxy statement concerning the proposed amendment to its certificate of incorporation as described above. Investors are urged to read the proxy statement filed with the SEC when it becomes available because it will contain important information. You will be able to obtain the proxy statement, and any other relevant documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by I/O free of charge by requesting them in writing from I/O or by telephone at (281) 933-3339. I/O and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of I/O in connection with the proposal to amend the certificate of incorporation. Investors may obtain additional information regarding interests of such participants by reading the proxy statement when it becomes available.

Item 2.02.  Results of Operations and Financial Condition

On February 16, 2005, I/O issued a press release regarding its results of operations for the year ended December 31, 2004, a copy of which is furnished as Exhibit 99.1 hereto.

The information contained in this Item 2.02 and Exhibit 99.1 (i) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) shall not be incorporated by reference into any previous or future filings made by or to be made by I/O with the SEC under the Securities Act or the Exchange Act.

The information contained in this Current Report on Form 8-K and such exhibit contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated future revenues, gross margin, EBITDA, net income per share and earnings per share. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include the market acceptance of I/O’s revised product and service offerings; risks from the integration of our acquisitions in recent periods; the variability of our net sales and gross margins depending on the nature of customer purchases for the particular quarter; risks associated with competitors’ products and services and pricing pressures resulting therefrom; the long sales cycle of I/O’s products and the timing and development of its products and services; I/O’s ability to produce products to preserve and increase market share; risks associated with I/O’s restructuring and corporate repositioning program; risks of significant payment defaults under extended financing arrangements with customers; risks of losing significant customers; and risks of technological and marketplace changes affecting I/O’s product line and service offerings. Additional risk factors, which could affect actual results, are disclosed by I/O from time to time in its filings with the SEC.

Item 3.02  Unregistered Sales of Equity Securities.

The sale of the Series D-1 Preferred Stock was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The sale was made without any general solicitation or advertising and the purchaser represented to I/O that it is an accredited investor and that the securities were being acquired by it for investment purposes only and without a view to the distribution thereof.

Item 3.03  Material Modification to Rights of Securities Holders.

As described in Item 1.01 of this Current Report on Form 8-K, on February 16, 2005, I/O issued shares of Series D-1 Preferred Stock, which shares affect the rights of holders of I/O’s common stock. The general effect of the issuance of the Series D-1 Preferred Stock upon the rights of the holders of common stock is more fully described in Item 1.01 above, which description is incorporated herein by reference. This description is qualified in its entirety by reference to the copy of the Certificate filed as Exhibit 3.1 to this Form 8-K.

In connection with the transaction described in Item 1.01 of this Current Report on Form 8-K, I/O entered into a Second Amendment to Rights Agreement dated February 16, 2005, amending the terms of the Rights Agreement between I/O and Computershare Investor Services, LLC (successor to Harris Trust and Savings Bank), as Rights Agent, dated as of January 17, 1997, as previously amended by the First Amendment to Rights Agreement dated effective as of April 21, 1999. The Second Amendment to Rights Agreement filed as Exhibit 3.2 to this Form 8-K.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the transaction described in Item 1.01 of this Current Report on Form 8-K, on February 16, 2005, I/O filed the Certificate with the Secretary of State of the State of Delaware. The Certificate establishes the rights, preferences, restrictions and other matters relating to the Series D-1 Preferred Stock. The terms of the Certificate are more fully described in Item 1.01 above, which descriptions are incorporated herein by reference. This description is qualified in its entirety by reference to the copy of the Certificate filed as Exhibit 3.1 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

      3.1      Certificate of Rights and Designations of Series D-1 Cumulative Convertible Preferred Stock of Input/Output, Inc. as filed with Secretary of State of the State of Delaware.

      3.2      Second Amendment to Rights Agreement dated February 16, 2005, amending the terms of the Rights Agreement between I/O and Computershare Investor Services, LLC (successor to Harris Trust and Savings Bank), as Rights Agent, dated as of January 17, 1997.

      10.1    Agreement dated as of February 15, 2005 between Input/Output, Inc. and Fletcher International, Ltd.

      99.1    Press Release of Input/Output, Inc. dated February 16, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2005

INPUT/OUTPUT, INC.
By:	/s/ J. MICHAEL KIRKSEY
	Name:	J. Michael Kirksey
	Title:	Executive Vice President and CFO